UNITED STATES
                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                       FORM S-8
                                                REGISTRATION STATEMENT
                                           UNDER THE SECURITIES ACT OF 1933

                                                 MediaOne Group, Inc.
                             ct name of registrant as specified in its charter)
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Delaware                                                                   84-0926774
(State or other jurisdiction of                                            (I.R.S. Employer
 incorporation or organization)                                             Identification No.)
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                                          188 Inverness Drive West
                                           Englewood, Colorado 80112
                                                (303) 858-3000
(Address, zip code, telephone number, and area code, of registrant's  principal executive offices)

                                                 MediaOne Group, Inc.
                                             1998 SUPPLEMENTAL STOCK PLAN
                                               (Full title of the Plan)

                                                STEPHEN E. BRILZ, ESQ.
                                                 MediaOne Group, Inc.
                                              5613 DTC Parkway, Suite 700
                                               Englewood, Colorado 80111
                                                    (303) 858-3511
(Name, address, zip code, telephone number and area code, of agent for service)
                                            CALCULATION OF REGISTRATION FEE

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Title of each class of             Amount to     Proposed maximum          Proposed maximum          Amount of
securities to be registered        be            offering price per        aggregate offering        registration
                                   registered    share (1)                 price (1)                 fee (1)
MediaOne Group, Inc. Common         10,000,000    $37.625                 $376,250,000              $104,598
Stock, $.01 par value (2)
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(1) The registration fee for all securities registered hereby, $104,598, has been calculated as follows: 0.000278 multiplied by $376,250,000, the aggregate offering price for 10,000,000 shares of Common Stock of MediaOne Group, Inc., at a price per share of $37.625 (the average of the high and low prices reported in the consolidated reporting system of the New York Stock Exchange on
November 16, 1998).

(2) Includes Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable separately from the Stock.

                                                   PART II

                             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by MediaOne Group, Inc., a Delaware corporation ("MediaOne Group" or the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-8611) and are incorporated herein by reference:

(1) Annual Report on Form 10-K for the year ended December 31, 1997 (as amended by Form 10-K/A filed April 13, 1998);

(2) Proxy Statement on Schedule 14A filed with the Commission on April 20, 1998;

(3) Current Reports on Form 8-K dated January 29, 1998; February 17, 1998; March 25, 1998 (as amended by Form 8-K/A filed April 13, 1998); April 17, 1998; May 5, 1998; May 15, 1998; June 18, 1998; June 24, 1998; July 29, 1998;
July 30, 1998; November 3, 1998 and November 4, 1998;

(4) Quarterly Report on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998;

(5) The description of the Stock and the Rights issuable pursuant to an Amended and Restated Rights Agreement between the Company and State Street Bank and Trust Company, as Rights Agent, are set forth in "Chapter 8: Capital Stock" of the Company's Proxy Statement on Schedule 14A filed with the Commission on April 20, 1998.

All documents filed by MediaOne Group pursuant to Sections 3(a), 13(c), 14 or 15(d)of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4.  Description of Securities.

         The class of securities to be offered hereby is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
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Section 145 of the Delaware General Corporation Law (the "DGCL") permits
MediaOne Group's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

MediaOne Group's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

As permitted by Sections 102 and 145 of the DGCL, MediaOne Group's Amended and Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

The directors and officers of MediaOne Group are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by MediaOne Group.
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Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.
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Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.
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Exhibit
Number                Description

(4)                   Form of Amended and Restated  Rights  Agreement  between U S WEST,  Inc. (now  MediaOne  Group,
                      Inc.),  a Delaware  corporation,  and State  Street  Bank and Trust  Company,  as Rights  Agent
                      (Exhibit 4 to Current Report on Form 8-K dated June 24, 1998).

5                     Opinion of Stephen E. Brilz, Corporate Counsel and Assistant Secretary of MediaOne Group, Inc.

23-A                  Consent of Arthur Andersen LLP

23-B                  Consent of PricewaterhouseCoopers LLP

23-C                  The Consent of Stephen E. Brilz,  Corporate Counsel and Assistant  Secretary of MediaOne Group,
                      Inc., is included in the opinion of counsel filed as Exhibit 5.

24                    Power of Attorney executed by directors and officers who signed this registration statement.
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Item 9.  Undertakings.

(a)      Rule 415 Offerings.

         MediaOne Group hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Form S-8 Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                          SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Exchange Act of 1933, MediaOne Group, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 20th of November 1998.

                                    MediaOne Group, Inc.

                                        /s/ Stephen E. Brilz
                                    By:______________________________________
                                       Stephen E. Brilz
                                       Assistant Secretary

Pursuant to the requirements of the Securities Exchange Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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PRINCIPAL EXECUTIVE OFFICER:
      Charles M. Lillis*                                     Chairman of the Board, President and
                                                                Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
      Richard A. Post*                                       Executive Vice President and
                                                                Chief Financial Officer

DIRECTORS:
         Kathleen A. Cote*
         Robert L. Crandall*
         Grant A. Dove*
         Allan D. Gilmour*
         Pierson M. Grieve*
         Charles M. Lillis*
         Charles P. Russ, III*
         Louis A. Simpson*
         Jack Slevin*
         Daniel W. Yohannes*
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    /s/ Stephen E. Brilz
*By ______________________________
    Stephen E. Brilz
    Attorney-in-Fact

Dated:        November 20, 1998
                                                             EXHIBIT INDEX

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Exhibit
Number          Description

     (4)        Form of Amended and Restated Rights  Agreement  between  MediaOne  Group,  Inc., a Delaware corporation,  and State  Street  Bank and Trust  Company,  as Rights  Agent  (Exhibit  4 to
                Current Report on Form 8-K dated June 24, 1998).

      5         Opinion of Stephen E. Brilz,  Corporate Counsel and Assistant  Secretary of MediaOne Group,
                Inc.

     23-A       Consent of Arthur Andersen LLP.

     23-B       Consent of PricewaterhouseCoopers LLP

     23-C       Consent of Stephen E. Brilz,  Corporate Counsel and Assistant  Secretary of MediaOne Group,
                Inc., is included in the opinion of counsel filed as Exhibit 5.

      24        Power of  Attorney  executed  by  directors  and  officers  who  signed  this  registration statement.
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